EXHIBIT 10.27

January 7, 2005

Mr. Ed Pillman

5203 Stone Arobor Court

Dallas, TX

75207

                re: Consulting Services Concerning Asia Digital Media

Dear Ed:

As you know, in our letter of July 25, 2004 it was contemplated that from time to time during the time period between July 1, 2004 and December 31, 2004 (“Consulting Period”) we may jointly agree to retain you for additional services and for additional fees pursuant to a mutually agreeable terms, and that under no circumstances shall such subsequent engagements, if entered into, alter the terms of the Agreement or the Waiver and Release entered into on September 18, 2003 or extend your employment relationship beyond December 31, 2004.

The purpose of this letter (“Letter Agreement”) is to document the terms pursuant to which you provided such consulting services to Entrust, Inc. (“Entrust”), such terms effective July 1, 2004.

Briefly, we agree that you provided consulting advice to Entrust pertaining to the Asia Digital Media joint venture activities and such other matters as directed by Entrust’s CEO from time to time up until December 31, 2004. These services have been rendered at a per diem rate of $1650.00 USD. We acknowledge that you have submitted time sheets documenting the time worked and you acknowledge that you have received full payment on account of such services.

We also agree that the following terms applied to the services provided by you during the Consulting Period:

•	all intellectual property rights created by you in connection with such services are owned by Entrust, Inc.,

•	you will execute such documents as requested by Entrust to evidence or give effect to such ownership, and

•	you protected and will continue to protect all confidential information of Entrust, Inc. and its subsidiaries from disclosure to third parties unless such third parties are also under an obligation not to disclose such information.

Assuming that the foregoing is correct, please execute this letter in duplicate and return one original to either Jennifer or Laura for our files.

Sincerely,

/s/ James D Kendry Jay Kendry
Vice President and Chief Governance Officer

I accept this Letter Agreement as set forth herein:

/s/ Ed Pillman
Ed Pillman

01/04/05
Date